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                    EXTENSION OF AND AMENDMENT TO THE MANAGEMENT
                                  SERVICES AGREEMENT



          This EXTENSION OF AND AMENDMENT TO THE MANAGEMENT SERVICES AGREEMENT (this "EXTENSION AND AMENDMENT") is dated as of February 1, 1998, and entered into among WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation formerly known as WEI Acquisition Co. (the "COMPANY"), ALVAREZ & MARSAL, INC., a New York corporation ("A&M"), A&M INVESTMENT ASSOCIATES #3, LLC, a Delaware limited liability company (the "AFFILIATE") and ANTONIO C. ALVAREZ II, an individual ("ALVAREZ"), and shall bind the SUPPORT EMPLOYEES (the "SUPPORT EMPLOYEES," as defined below), each an individual. Reference is made to that certain Management Service Agreement (the "MANAGEMENT SERVICES AGREEMENT" and as extended and amended hereby the "EXTENDED AND AMENDED AGREEMENT") dated as of January 31, 1997 among the Company, A&M, the Affiliate, Alvarez and, with respect to Section 2(c) and 8 thereof only, Cerberus, and binding upon the Support Employees. All capitalized terms used herein and not otherwise defined (including without limitation the term "Support Employees") shall have the meaning given to such terms in the Management Services Agreement.


                                       RECITALS


          WHEREAS, A&M and the Company desire to extend the term of the Management Services Agreement; and

          WHEREAS, A&M, Alvarez, the Affiliate and the Company desire to amend certain terms and provisions of the Management Services Agreement as provided herein;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


          SECTION 1.     EXTENSION OF THE MANAGEMENT SERVICES AGREEMENT

          Pursuant to Section 2(b) of the Management Services Agreement, the Company and A&M hereby agree to extend the term of the Management Services Agreement such that the Extended and Amended Agreement shall terminate on October 14, 1999, subject to

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earlier termination pursuant to Section 7 of the Extended and Amended Agreement
(such extended term the "FIRST EXTENDED TERM") ; PROVIDED, HOWEVER, that at least six months prior to the expiration of the First Extended Term, A&M and the Company shall notify the other as to whether it desires to extend the First Extended Term. If both A&M and the Company desire to extend the First Extended Term, they will promptly commence and pursue good faith negotiations regarding the terms and conditions of such extension. If either A&M or the Company does not desire to extend the First Extended Term, or if the parties are unable to reach agreement on the terms and conditions under which the First Extended Term shall be extended, the Extended and Amended Agreement shall terminate on October 14, 1999, except that each of A&M and the Company shall use its best efforts and shall provide full cooperation to the other in making a smooth transition in the management of the Company to the new management selected by the Company. If so terminated by expiration of the First Extended Term, except as provided in
Section 6(d) of the Extended and Amended Agreement and except for accrued but unpaid fees due to A&M pursuant to Section 4(a) of the Extended and Amended Agreement and amounts due pursuant to Section 5 of the Extended and Amended Agreement, neither party shall have any further obligation to the other either hereunder or under the Extended and Amended Agreement.


          SECTION 2. AMENDMENT TO SECTION 4(a) OF THE MANAGEMENT SERVICES AGREEMENT

          Section 4(a) of the Management Services Agreement is amended to read in full as follows:

               (a) FEES. The Company shall pay A&M the fees set forth below in this Section 4(a); PROVIDED, that the Company's obligation to pay such fees may be terminated in accordance with subsection (3) of this Section 4(a); PROVIDED, FURTHER, that, prior to October 14, 1998, the Company's obligation to pay such fees may be accelerated or terminated in accordance with Section 7 or 8.

                    (1)  BASE FEES.

                         (i) Alvarez and Support Employees. In consideration for the services of A&M, Alvarez and the Support Employees, except for the Support Employees named in paragraphs (ii), (iii) and (iv) of this Section 4(a)(1) (the "NAMED SUPPORT EMPLOYEES"), for the account, and on behalf of A&M hereunder, the Company shall pay A&M during the term of this Agreement a management fee of $50,000 (or a pro-rated portion thereof) per month irrespective of the number of Support Employees provided by A&M to the Company.

                         (ii) Hugh Hilton. Effective February 1, 1998 and continuing until the earlier of the termination of this Agreement or the date on which Hugh Hilton ceases to serve full-time for the Company,

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               the Company shall pay A&M $16,583.33 per month in consideration for the full-time services of Hugh Hilton.

                         (iii) Karen Marsal.  Effective February 1, 1998 and
               continuing until the earlier of the termination of this Agreement or the date on which Karen Marsal ceases to serve full-time for the Company, the Company shall pay A&M $10,416.67 per month in consideration for the full-time services of Karen Marsal.

                         (iv) Mark "Nick" Alvarez. Effective February 1, 1998 and continuing until the earlier of the termination of this Agreement or the date on which Mark "Nick" Alvarez ceases to serve full-time for the Company, the Company shall pay A&M $10,416.67 per month in consideration for the full-time services of Mark "Nick" Alvarez.

                    (2)  INCENTIVE FEES.

                         (i) Commencing with the fiscal year ending January 31,
               1999, A&M is eligible to receive incentive fees payable by the Company at the sole discretion of the Company's Board of Directors, equal in amount to the bonuses, if any, to which each of the Named Support Employees would be entitled pursuant to the terms of that certain Corporate Bonus Plan adopted by the Company's Board of Directors on April 8, 1997 (the "BONUS PLAN"), as if the Named Support Employees were eligible employees under the Bonus Plan; PROVIDED, HOWEVER, that the parties acknowledge and agree that the award of bonuses pursuant to the Bonus Plan is within the discretion of the Company's Board of Directors, and therefore neither A&M nor the Named Support Employees shall be eligible to receive any incentive fees pursuant to this Section 4(a)(2) unless the Company's Board of Directors awards bonuses, in its sole discretion, pursuant to the terms of the Bonus Plan; PROVIDED, FURTHER, HOWEVER, that in no case shall the incentive fee payable to A&M for any such Named Support Employee exceed more than 40 percent (40%) of the base fee payable to A&M for such Named Support Employee pursuant to Section 4(a)(1); and

                         (ii) IF for the fiscal year ended January 31, 1998, the
               Company achieves a level of EBITDA after the payment of store bonuses that authorizes the payment of bonuses to eligible employees pursuant to the Bonus Plan, and IF, after payment of such bonuses to eligible employees, the Company's EBITDA exceeds the corresponding level of "Company EBITDA After Bonuses" as defined in the Bonus Plan, (such excess EBITDA, the "EXCESS EBITDA") THEN out of the Excess EBITDA, the Company shall pay A&M: (A) $125,000 in consideration for the full-time services of Mark "Nick" Alvarez


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               performed from February 1, 1997 to January 31, 1998 and (B) in consideration for the full-time services of Karen Marsal performed from February 1, 1997 to January 31, 1998, the amount that equals $125,000 MINUS the total payments made by the Company for reimbursement of Karen Marsal's expenses incurred between February 1, 1997 and January 31, 1998 that would not have been incurred by an employee hired locally to perform the services rendered by Karen Marsal (including, but not limited to, airfare for Karen Marsal to and from Florida and California and lodging for Karen Marsal in California))]; PROVIDED, that if the Excess EBITDA is insufficient to cover the amounts set forth in (A) and
               (B) of this paragraph then the Company shall pay A&M an amount equal to the Excess EBITDA.

                    (3) TERMINATION OF NAMED SUPPORT EMPLOYEES. Either A&M or the Company may terminate any and all of the Named Support Employees full-time services to the Company upon providing 45 days notice to the other and to the Named Support Employee, in which case upon such termination the Company shall no longer be obligated to pay to A&M the fees allocable to such Named Support Employee under Section 4(a)(1).


          SECTION 3.     AMENDMENT TO SECTION 5 OF THE MANAGEMENT SERVICES
                         AGREEMENT

          Section 5 of the Management Services Agreement is amended to add the following sentence to the end of that section:

               Notwithstanding anything herein to the contrary, effective February 1, 1998, no Named Support Employee shall be entitled to reimbursement of any living expenses or Travel Expenses that would not have been incurred by an employee hired locally.


          SECTION 4.     AMENDMENT TO SECTION 7 OF THE MANAGEMENT SERVICES
                         AGREEMENT

          Section 7 of the Management Services Agreement is amended by renumbering subsection (e) as (f) and by inserting a new subsection (e) that reads as follows:

          (e) TERMINATION ON OR AFTER OCTOBER 14, 1998. On or after October 14, 1998, this Agreement may be terminated by either the Company or A&M upon 60 days written notice to the other.

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          SECTION 5.  GENERAL

               (a)  REFERENCE TO AND EFFECT ON THE MANAGEMENT SERVICES
          AGREEMENT.

                    (i) On and after the effective date of this Extension and Amendment, each reference in the Management Services Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Management Services Agreement shall mean and be a reference to the Extended and Amended Agreement; and

                    (ii) The execution, delivery and performance of this Extension and Amendment shall not, except as expressly provided herein or therein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Company under, the Management Services Agreement.

               (b) AMENDMENT. No modification or amendment of, or waiver under, this Extension and Amendment shall be valid unless in writing and signed by each of the parties hereto.

               (c) BINDING AGREEMENT. This Extension and Amendment and the Extended and Amended Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

               (d) AUTHORIZATION. Each of the Company and the A&M Parties represents and warrants that its execution, delivery and performance of this Extension and Amendment has been duly authorized by all necessary corporate action.

               (e) GOVERNING LAW. This Extension and Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict of law principles.

               (f) SEVERABILITY. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Extension and Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

               (g) TAX INDEMNIFICATION. A&M, Alvarez and each Support Employee agree jointly and severally to indemnify and hold the Company harmless against and reimburse the Company on demand for any federal, state or local taxes, workers compensation, health or disability benefits, and any penalties and interest thereon, payable by or on behalf of the Company in respect of the services of A&M, Alvarez and the Support Employees furnished to the Company pursuant to this Extension and Amendment or the Extended and Amended Agreement.

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               (h)  ENTIRE AGREEMENT.  This Extension and Amendment and the
     Extended and Amended Agreement contain the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior discussions and understandings.

               (i) HEADINGS. Section and subsection headings in this Extension and Amendment are included herein for convenience of reference only and shall not constitute a part of this Extension and Amendment for any other purpose or be given any substantive effect.

               (j) COUNTERPARTS; EFFECTIVENESS. This Extension and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Extension and Amendment shall become effective upon the execution of a counterpart hereof by the Company, A&M, the Affiliate and Alvarez and receipt by the Company of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of this page intentionally left blank.]


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          IN WITNESS THEREOF, the parties have executed this Extension and
Amendment as of the day and year first above written.


                              ALVAREZ & MARSAL, INC.


                              By:  /s/ Antonio C. Alvarez
                                   ----------------------------
                              Its:     Vice President
                                   ----------------------------


                              A&M INVESTMENT ASSOCIATES #3, LLC


                              By:  /s/ Antonio C. Alvarez
                                   ----------------------------
                              Its:     Co-Manager
                                   ----------------------------


                              ANTONIO C. ALVAREZ II

                              /s/ Antonio C. Alvarez
                              ---------------------------------


                              WHEREHOUSE ENTERTAINMENT, INC.


                              By:  /s/ R.S. Kelleher
                                   ----------------------------
                              Its:     C.F.O.
                                   ----------------------------



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